Exhibit 99.1

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
DECLARATION OF QUARTERLY CASH DIVIDEND

Philadelphia, Pennsylvania (September 15, 2010) -- Prudential Bancorp, Inc. of Pennsylvania (the “Company”) (Nasdaq: PBIP) announced that its Board of Directors, at a meeting held today, declared a quarterly cash dividend of $0.05 per share on the common stock of the Company, payable on October 29, 2010 to the shareholders of record at the close of business on October 15, 2010.

Prudential Bancorp, Inc. of Pennsylvania is the “mid-tier” holding company for Prudential Savings Bank, a Pennsylvania-chartered, FDIC-insured savings bank originally organized in 1886 and headquartered in Philadelphia, Pennsylvania.  Prudential Savings Bank operates six full service offices in Philadelphia and one office in Drexel Hill, Pennsylvania.  At June 30, 2010, the Company had assets totaling $538.2 million, liabilities totaling $481.8 million and $56.4 million of shareholders’ equity.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations.  Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes.  Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.Prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

CONTACT:	Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank
Thomas A. Vento, President and Chief Executive Officer
Joseph R. Corrato, Executive Vice President and Chief Financial Officer
215-755-1500